UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 22, 2005
BEACON POWER CORPORATION (Exact Name of Registrant as Specified in Charter)
DELAWARE (State or Other Jurisdiction of Incorporation)	001-16171 (Commission File Number)	04-3372365 (IRS Employer Identification No.)
234 BALLARDVALE STREET WILMINGTON, MA (Address of Principal Executive Offices)	01887 (Zip Code)
Registrant's telephone number, including area code: 978-694-9121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

As permitted by General Instruction B to the Form 8-K, this Current Report incorporates by reference the information contained in a previously filed report relating to (i) an Arrangement Agreement dated as of April 22, 2005 (the "Original Agreement") by and among Beacon Power Corporation (the "Company"), Beacon Acquisition Co., a wholly owned subsidiary of the Company ("Acquisitionco"), and NxtPhase T&D Corporation ("NxtPhase"), (ii) an Investment Agreement dated as of April 22, 2005 (the "Investment Agreement") by and among the Company, Perseus Capital, L.L.C. ("Perseus Capital") and Perseus 2000 Expansion, L.L.C. ("Perseus 2000 Expansion"): Form 8-K filed on April 25, 2005 (File No. 001-16171). This Current Report also incorporates by reference information contained in a previously filed report relating to a First Amendment to the Arrangement Agreement dated as of September 27, 2005 (together with the Original Agreement, the "Arrangement Agreement") among the Company, Acquisitionco, NxtPhase and all Class A shareholders of NxtPhase (the "Class A Shareholders"): Form 8-K filed on October 3, 2005 (File No. 001-16171).

The Arrangement Agreement provided that the contemplated transaction must occur on or before December 31, 2005, or the Arrangement Agreement would automatically terminate. Because they believed that the transactions would not be consummated before that date, the parties determined to terminate the Arrangement Agreement.

On November 22, 2005, the Company, Acquisitionco, NxtPhase and the Class A Shareholders entered into a Settlement Agreement and Release (the "Release") pursuant to which the parties agreed, among other things, to (i) terminate the Arrangement Agreement, the related letter agreements previously executed by the Class A Shareholders (the "Letter Agreements") and the option assigned to the Company to acquire NxtPhase (the "Option") and (ii) release each other from any and all liabilities related to the Arrangement Agreement, the Letter Agreements and the Option. The Company also agreed to pay NxtPhase $150,000 and withdraw its preliminary proxy statement related to the Arrangement Agreement, which was filed with the Securities and Exchange Commission on September 29, 2005.

Beacon obtained the Option to acquire NxtPhase from Perseus 2000, L.L.C. ("Perseus 2000"), the largest shareholder of NxtPhase and an affiliate of Perseus Capital, the largest stockholder of Beacon. Perseus-affiliated entities have two directors on the boards of directors of each of Beacon and NxtPhase. Perseus 2000 obtained the Option in connection with the NxtPhase Class A preferred share financing in November 2004, and later assigned that Option to Beacon.

In accordance with the Investment Agreement, the Release also implemented the "unwinding" of the investment in NxtPhase by Beacon. Thus, the Release requires Beacon to transfer to Perseus 2000 Expansion all Class A shares of NxtPhase Beacon purchased on June 13, 2005 and July 21, 2005. Perseus 2000 Expansion is to transfer to Beacon all shares of

Beacon common stock and warrants to purchase shares of Beacon common stock issued to Perseus 2000 Expansion on those same dates.

On November 23, 2005 the Company issued a press release announcing that it had terminated this agreement. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of Beacon Power Corporation, dated November 23, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Date: November 29, 2005	By:___/s/ James M. Spiezio_____________
Name: James M. Spiezio
Title: Secretary and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Beacon Power Corporation, dated November 23, 2005